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                                                                   EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Karrington Health, Inc. of our report dated February 14, 1997, included in the 1996 Annual Report to Shareholders of Karrington Health, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16971) pertaining to the 1996 Incentive Stock Plan of our report dated February 14, 1997, with respect to the consolidated financial statements incorporated herein by reference.




                                            Ernst & Young LLP


Columbus, Ohio
March 27, 1997